LIVERAMP ANNOUNCES RESULTS FOR FIRST QUARTER FY25

Revenue up 14% year-over-year
Second Consecutive Quarter of Double-Digit Revenue Growth
Raises Fiscal 2025 Revenue and Operating Income Guidance

SAN FRANCISCO, Calif., August 7, 2024—LiveRamp® (NYSE: RAMP), the leading data collaboration platform, today announced its financial results for the fiscal 2025 first quarter ended June 30, 2024.

Q1 Financial Highlights
Unless otherwise indicated, all comparisons are to the prior year period.

•Total revenue was $176 million, up 14%.

•Subscription revenue was $135 million, up 11%.

•Marketplace & Other revenue was $41 million, up 28%.

•GAAP gross profit was $124 million, up 15%. GAAP gross margin was stable at 71%. Non-GAAP gross profit was $130 million, up 15%. Non-GAAP gross margin expanded by 1 percentage point to 74%.

•GAAP operating loss was $5 million compared to income of $2 million. GAAP operating margin was negative 3% compared to 1%. Non-GAAP operating income was $27 million compared to $21 million. Non-GAAP operating margin expanded by 2 percentage points to 15%.

•GAAP diluted loss per share was $0.11 and non-GAAP diluted earnings per share was $0.35.

•Net cash used in operating activities was $9 million compared to net cash provided by operating activities of $26 million.

•In the first quarter the company repurchased approximately 499,000 shares for $16 million.

A reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

Commenting on the results, CEO Scott Howe said: “We posted double-digit growth for a second consecutive quarter in both revenue and ARR, and revenue and operating income again exceeded our expectations. Our Data Collaboration Platform is well-positioned for growth, benefiting from multiple industry megatrends — including the shift to cloud computing, the proliferation of AI tools in marketing, growth in Commerce Media and CTV platforms, and the ongoing move to authenticated addressability.”

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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for the fiscal 2025 first quarter ended June 30, 2024 ($ in millions, except per share amounts):

	GAAP		Non-GAAP
	Q1 FY25	Q1 FY24	Q1 FY25	Q1 FY24
Subscription revenue	$135	$122	—	—
YoY change %	11%	5%
Marketplace & Other revenue	$41	$32	—	—
YoY change %	28%	21%
Total revenue	$176	$154	—	—
YoY change %	14%	8%

Gross profit	$124	$108	$130	$112
% Gross margin	71%	70%	74%	73%
YoY change, pts	0pts	(1)pts	1pts	(2)pts

Operating income (loss)	$(5)	$2	$27	$21
% Operating margin	(3)%	1%	15%	14%
YoY change, pts	(4)pts	19pts	2pts	11pts

Net earnings (loss)	$(7)	$(2)	$24	$20
Diluted earnings (loss) per share	$(0.11)	$(0.02)	$0.35	$0.29

Shares to calculate diluted EPS	66.6	66.5	68.5	67.4
YoY change %	0%	(3)%	2%	(3)%

Operating cash flow	$(9)	$26	$—	$—
Free cash flow to equity	$—	$—	$(10)	$26

Totals and year-over-year changes may not reconcile due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

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Additional Business Highlights & Metrics

•In April 2024 we released a new study, “Data Collaboration Fuels Revenue Growth,” evaluating how business leaders from a variety of sectors are using data collaboration to enable a wide range of revenue-driving use cases across their organizations and between ecosystem partners. This LiveRamp-commissioned study, conducted by Forrester Consulting, reveals that 93% of respondents agree that improved data collaboration is critical to driving improvements in customer loyalty, data quality, regulatory compliance, and more (additional information).

•In June 2024 we announced that our identity capabilities are now interoperable with Nielsen. Marketers can now seamlessly connect first- and third-party data sources to Nielsen via LiveRamp, which enables audiences to be planned and measured across platforms by leveraging Nielsen ONE Ads, Nielsen’s planning suite, and Nielsen’s Data Driven Linear solutions (additional information).

•In July 2024 we announced that the integration of our Authenticated Traffic Solution (ATS) with Yahoo ConnectID, Yahoo DSP’s cookieless identity solution, is fully available for publishers. Yahoo DSP and LiveRamp publishers are now able to leverage Yahoo ConnectID and ATS to unlock additional addressable demand (additional information).

•ATS is a fully scaled solution that connects publisher and marketer data to better personalize and measure advertising on authenticated inventory using our RampID. Marketers can achieve better advertising performance with RampID powered by ATS than they can with third-party cookies alone. In a recently published case study, Indeed, the leading online job posting site, used RampID powered by ATS to achieve a 54% improvement in its re-targeting audience and a 20% increase in response rates (additional information).

•LiveRamp ended the quarter with 115 customers whose annualized subscription revenue exceeds $1 million, compared to 96 in the prior year period.

•LiveRamp ended the quarter with 900 direct subscription customers, compared to 915 in the prior year period.

•Subscription net retention was 105% and platform net retention was 108%.

•Annual recurring revenue (ARR), which is the last month of the quarter fixed subscription revenue annualized, was $478 million, up 12% compared to the prior year period.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $398 million, up 13% compared to the prior year period.
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Financial Outlook

LiveRamp’s non-GAAP operating income guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring and related charges.

For the second quarter of fiscal 2025, LiveRamp expects to report:

•Revenue of $176 million, an increase of 10%
•GAAP operating loss of ($3) million
•Non-GAAP operating income of $31 million

For fiscal 2025, LiveRamp increases its guidance and expects to report:

•Revenue of between $715 million and $735 million, an increase of between 8% and 11%
•GAAP operating income (loss) of between ($2) million and $2 million
•Non-GAAP operating income of between $127 million and $131 million

Conference Call

LiveRamp will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to further discuss this information. Interested parties are invited to listen to a webcast of the conference, which can be accessed on LiveRamp’s investor site. A slide presentation will be referenced during the call and is available here.

About LiveRamp

LiveRamp is a global technology company that helps companies build enduring brand and business value by collaborating responsibly with data. A groundbreaking leader in consumer privacy, data ethics and foundational identity, LiveRamp offers a connected customer view with clarity and context while protecting brand and consumer trust. Our best-in-class enterprise platform enables data collaboration, where companies can share first-party consumer data with trusted business partners securely and in a privacy conscious manner. We offer flexibility to collaborate wherever data lives to support a wide range of data collaboration use cases — within organizations, between brands, and across our global network of premier partners. Global innovators, from iconic consumer brands and tech platforms to retailers, financial services, and healthcare leaders, turn to LiveRamp to deepen customer engagement and loyalty, activate new partnerships, and maximize the value of their first-party data while staying on the forefront of rapidly evolving compliance and privacy requirements. LiveRamp is based in San Francisco, California with offices worldwide. Learn more at LiveRamp.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations for fiscal 2025 and beyond, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to rising interest rates, cost increases, the possibility of a recession, general inflationary pressure, geo-political circumstances that could result in increased economic uncertainties and the associated impacts of these potential events on our suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; rapidly changing technology’s impact on our products and services; the risk that we fail to realize the potential benefits of or have difficulty integrating Habu; and attracting, motivating and retaining talent. Additional risks include maintaining our culture and our ability to innovate and evolve while operating in a hybrid work environment, with some employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in our current workforce as well as disruptions resulting from acquisition, divestiture and other activities affecting our workforce. Our global workforce strategy could possibly encounter difficulty and not be as beneficial as planned. Our international operations are also subject to risks, including the performance of third parties as well as impacts from war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ data and/or computer systems, or the risk that our current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to us on commercially reasonable terms, or at all, could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center or cloud hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations and legislation relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties that could affect LiveRamp’s business, reputation, results of operation, financial condition and stock price, please refer to LiveRamp’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of LiveRamp’s most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings.

The financial information set forth in this press release reflects estimates based on information available at this time.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.
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For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com

LiveRampⓇ and RampIDTM and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended June 30,
			$	%
	2024	2023	Variance	Variance

Revenues	$175,961	$154,069	21,892	14.2%
Cost of revenue	51,749	45,621	6,128	13.4%
Gross profit	124,212	108,448	15,764	14.5%
% Gross margin	70.6%	70.4%

Operating expenses
Research and development	44,118	34,519	9,599	27.8%
Sales and marketing	54,175	44,879	9,296	20.7%
General and administrative	30,961	26,664	4,297	16.1%
Gains, losses and other items, net	206	116	90	NA
Total operating expenses	129,460	106,178	23,282	21.9%

Income (loss) from operations	(5,248)	2,270	(7,518)	(331.2)%
% Margin	(3.0)%	1.5%

Total other income, net	4,444	4,849	(405)	(8.4)%

Income (loss) from continuing operations before income taxes	(804)	7,119	(7,923)	(111.3)%

Income tax expense	6,685	8,705	(2,020)	(23.2)%

Net loss	$(7,489)	$(1,586)	(5,903)	(372.2)%

Basic loss per share	$(0.11)	$(0.02)	(0.09)	(371.3)%

Diluted loss per share	$(0.11)	$(0.02)	(0.09)	(371.3)%

Basic weighted average shares	66,621	66,497
Diluted weighted average shares	66,621	66,497
Totals may not sum due to rounding.
P 7

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended June 30,
	2024	2023

Income (loss) from continuing operations before income taxes	$(804)	$7,119
Income tax expense	6,685	8,705
Net loss	$(7,489)	$(1,586)

Basic loss per share	$(0.11)	$(0.02)
Diluted loss per share	$(0.11)	$(0.02)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,846	3,290
Non-cash stock compensation (cost of revenue and operating expenses)	27,985	13,292
Restructuring and merger charges (gains, losses, and other)	206	116
Transformation costs (general and administrative)	—	1,875
Total excluded items from continuing operations	$32,037	$18,573

Income from continuing operations before income taxes and excluding items	$31,233	$25,692
Income tax expense (2)	7,371	6,167
Non-GAAP net earnings from continuing operations	$23,862	$19,525

Non-GAAP earnings per share from continuing operations:
Basic	$0.36	$0.29
Diluted	$0.35	$0.29

Basic weighted average shares	66,621	66,497
Diluted weighted average shares, Non-GAAP	68,463	67,388

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period. The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with larger pre-tax losses for GAAP purposes versus smaller pre-tax losses or income for non-GAAP purposes.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended June 30,
	2024	2023

Income (loss) from operations	$(5,248)	$2,270

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,846	3,290
Non-cash stock compensation (cost of revenue and operating expenses)	27,985	13,292
Restructuring and merger charges (gains, losses, and other)	206	116
Transformation costs (general and administrative)	—	1,875
Total excluded items	32,037	18,573

Income from continuing operations before excluded items	$26,789	$20,843

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended June 30,
	2024	2023

Net loss from continuing operations	$(7,489)	$(1,586)

Income tax expense	6,685	8,705

Total other income, net	(4,444)	(4,849)

Income (loss) from operations	(5,248)	2,270

Depreciation and amortization	4,554	4,039

EBITDA	$(694)	$6,309

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	$27,985	$13,292
Restructuring and merger charges (gains, losses, and other)	206	116
Transformation costs (general and administrative)	—	1,875

Other adjustments	28,191	15,283

Adjusted EBITDA	$27,497	$21,592

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	March 31,	$	%
	2024	2024	Variance	Variance
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$310,396	$336,867	(26,471)	(7.9)%
Restricted cash	2,618	2,604	14	0.5%
Short-term investments	32,333	32,045	288	0.9%
Trade accounts receivable, net	206,305	190,313	15,992	8.4%
Refundable income taxes, net	1,929	8,521	(6,592)	(77.4)%
Other current assets	31,456	31,682	(226)	(0.7)%
Total current assets	585,037	602,032	(16,995)	(2.8)%

Property and equipment	25,413	25,394	19	0.1%
Less - accumulated depreciation and amortization	17,717	17,213	504	2.9%
Property and equipment, net	7,696	8,181	(485)	(5.9)%

Intangible assets, net	30,737	34,583	(3,846)	(11.1)%
Goodwill	501,721	501,756	(35)	—%
Deferred commissions, net	45,402	48,143	(2,741)	(5.7)%
Other assets, net	35,663	36,748	(1,085)	(3.0)%
	$1,206,256	$1,231,443	(25,187)	(2.0)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$84,769	$81,202	3,567	4.4%
Accrued payroll and related expenses	23,216	61,575	(38,359)	(62.3)%
Other accrued expenses	43,220	42,857	363	0.8%
Deferred revenue	38,433	30,942	7,491	24.2%
Total current liabilities	189,638	216,576	(26,938)	(12.4)%

Other liabilities	64,742	65,732	(990)	(1.5)%

Stockholders' equity:
Preferred stock	—	—	—	n/a
Common stock	15,726	15,594	132	0.8%
Additional paid-in capital	1,966,578	1,933,776	32,802	1.7%
Retained earnings	1,306,683	1,314,172	(7,489)	(0.6)%
Accumulated other comprehensive income	3,892	3,964	(72)	(1.8)%
Treasury stock, at cost	(2,341,003)	(2,318,371)	(22,632)	1.0%
Total stockholders' equity	951,876	949,135	2,741	0.3%

	$1,206,256	$1,231,443	(25,187)	(2.0)%

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(7,489)	$(1,586)
Non-cash operating activities:
Depreciation and amortization	4,554	4,039
Loss on disposal or impairment of assets	5	308
Lease-related impairment and restructuring charges	(36)	—
Provision for doubtful accounts	550	(219)
Deferred income taxes	28	47
Non-cash stock compensation expense	27,985	13,292
Changes in operating assets and liabilities:
Accounts receivable, net	(16,582)	(14,391)
Deferred commissions	2,741	86
Other assets	3,667	5,008
Accounts payable and other liabilities	(39,046)	(25,225)
Income taxes	6,792	37,236
Deferred revenue	7,503	7,098
Net cash provided by (used in) operating activities	(9,328)	25,693
Cash flows from investing activities:
Capital expenditures	(226)	(53)
Purchases of investments	(1,967)	—
Proceeds from sales of investments	2,000	—
Purchases of strategic investments	(400)	(500)
Net cash used in investing activities	(593)	(553)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	6,167	5,573
Shares repurchased for tax withholdings upon vesting of stock-based awards	(6,847)	(3,892)
Acquisition of treasury stock	(15,785)	(20,203)
Net cash used in financing activities	(16,465)	(18,522)
Effect of exchange rate changes on cash	(71)	(293)

Net change in cash, cash equivalents and restricted cash	(26,457)	6,325
Cash, cash equivalents and restricted cash at beginning of period	339,471	464,448
Cash, cash equivalents and restricted cash at end of period	$313,014	$470,773

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended June 30,
	2024	2023
Supplemental cash flow information:
Cash paid (received) for income taxes, net from continuing operations	$(131)	$(28,653)
Cash paid for operating lease liabilities	2,338	2,459
Operating lease assets obtained in exchange for operating lease liabilities	850	10,565
Operating lease assets, and related lease liabilities, relinquished in lease terminations	(555)	(4,486)
Purchases of property, plant and equipment remaining unpaid at period end	109	—

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LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024

Net Cash Provided by (Used in) Operating Activities	$25,693	$35,764	$16,556	$27,643	$105,656	$(9,328)

Less:
Capital expenditures	(53)	(200)	(2,211)	(1,791)	(4,255)	(226)

Free Cash Flow to Equity	$25,640	$35,564	$14,345	$25,852	$101,401	$(9,554)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
							Qtr-to-Qtr
	FY2024					FY2025	FY2025 to FY2024
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	%	$

Revenues	$154,069	$159,871	$173,869	$171,852	$659,661	$175,961	14.2%	21,892
Cost of revenue	45,621	41,212	44,934	47,722	179,489	51,749	13.4%	6,128
Gross profit	108,448	118,659	128,935	124,130	480,172	124,212	14.5%	15,764
% Gross margin	70.4%	74.2%	74.2%	72.2%	72.8%	70.6%

Operating expenses
Research and development	34,519	33,733	37,788	45,161	151,201	44,118	27.8%	9,599
Sales and marketing	44,879	44,135	46,203	60,476	195,693	54,175	20.7%	9,296
General and administrative	26,664	26,009	27,241	30,252	110,166	30,961	16.1%	4,297
Gains, losses and other items, net	116	6,574	2,502	2,516	11,708	206	77.6%	90
Total operating expenses	106,178	110,451	113,734	138,405	468,768	129,460	21.9%	23,282

Income (loss) from operations	2,270	8,208	15,201	(14,275)	11,404	(5,248)	(331.2)%	(7,518)
% Margin	5.0%	24.3%	40.2%	(31.6)%	1.7%	(3.0)%

Total other income, net	4,849	6,431	6,607	5,070	22,957	4,444	(8.4)%	(405)

Income (loss) from continuing operations before income taxes	7,119	14,639	21,808	(9,205)	34,361	(804)	(111.3)%	(7,923)
Income tax expense (benefit)	8,705	10,163	8,429	(3,027)	24,270	6,685	(23.2)%	(2,020)
Net earnings (loss) from continuing operations	(1,586)	4,476	13,379	(6,178)	10,091	(7,489)	(372.2)%	(5,903)

Earnings from discontinued operations, net of tax	—	387	598	805	1,790	—	N/A	—

Net earnings (loss)	$(1,586)	$4,863	$13,977	$(5,373)	$11,881	$(7,489)	(372.2)%	(5,903)
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
							Qtr-to-Qtr
	FY2024					FY2025	FY2025 to FY2024
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	%	$

Basic loss per share
Continuing operations	$(0.02)	$0.07	$0.20	$(0.09)	$0.15	$(0.11)	(3.71)	0.00
Discontinued operations	0.00	0.01	0.01	0.01	0.03	0.00	N/A	0.00
Basic loss per share	$(0.02)	$0.07	$0.21	$(0.08)	$0.18	$(0.11)	(3.71)	0.00

Diluted loss per share
Continuing operations	$(0.02)	$0.07	$0.20	$(0.09)	$0.15	$(0.11)	(3.71)	0.00
Discontinued operations	0.00	0.01	0.01	0.01	0.03	0.00	N/A	0.00
Diluted loss per share	$(0.02)	$0.07	$0.21	$(0.08)	$0.17	$(0.11)	(3.71)	0.00

Some earnings (loss) per share amounts may not add due to rounding.

Basic weighted average shares	66,497	66,284	65,961	66,323	66,266	66,621
Diluted weighted average shares	66,497	67,868	67,943	66,323	67,918	66,621

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024
Expenses:
Cost of revenue	$45,621	$41,212	$44,934	$47,722	$179,489	$51,749
Research and development	34,519	33,733	37,788	45,161	151,201	44,118
Sales and marketing	44,879	44,135	46,203	60,476	195,693	54,175
General and administrative	26,664	26,009	27,241	30,252	110,166	30,961
Gains, losses and other items, net	116	6,574	2,502	2,516	11,708	206

Gross profit, continuing operations:	108,448	118,659	128,935	124,130	480,172	124,212
% Gross margin	70.4%	74.2%	74.2%	72.2%	72.8%	70.6%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,290	1,217	1,181	3,097	8,785	3,846
Non-cash stock compensation (cost of revenue)	629	629	817	1,478	3,553	1,596
Non-cash stock compensation (research and development)	5,077	5,293	6,960	9,859	27,189	10,205
Non-cash stock compensation (sales and marketing)	3,736	4,786	4,089	6,337	18,948	7,093
Non-cash stock compensation (general and administrative)	3,850	5,027	5,631	7,106	21,614	9,091
Restructuring charges (gains, losses, and other)	116	6,574	2,502	2,516	11,708	206
Transformation costs (general and administrative)	1,875	—	—	—	1,875	—
Total excluded items	18,573	23,526	21,180	30,393	93,672	32,037
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024

Expenses, excluding items:
Cost of revenue	41,702	39,366	42,936	43,147	167,151	46,307
Research and development	29,442	28,440	30,828	35,302	124,012	33,913
Sales and marketing	41,143	39,349	42,114	54,139	176,745	47,082
General and administrative	20,939	20,982	21,610	23,146	86,677	21,870

Gross profit, excluding items:	$112,367	$120,505	$130,933	$128,705	$492,510	$129,654
% Gross margin	72.9%	75.4%	75.3%	74.9%	74.7%	73.7%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024

Income (loss) from continuing operations before income taxes	$7,119	$14,639	$21,808	$(9,205)	$34,361	$(804)
Income tax expense (benefit)	8,705	10,163	8,429	(3,027)	24,270	6,685
Net earnings (loss) from continuing operations	(1,586)	4,476	13,379	(6,178)	10,091	(7,489)

Earnings from discontinued operations, net of tax	—	387	598	805	1,790	—

Net earnings (loss)	$(1,586)	$4,863	$13,977	$(5,373)	$11,881	$(7,489)

Earnings (loss) per share:
Basic	$(0.02)	$0.07	$0.21	$(0.08)	$0.18	$(0.11)
Diluted	$(0.02)	$0.07	$0.21	$(0.08)	$0.17	$(0.11)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$3,290	$1,217	$1,181	$3,097	$8,785	$3,846
Non-cash stock compensation (cost of revenue and operating expenses)	13,292	15,735	17,497	24,780	71,304	27,985
Restructuring and merger charges (gains, losses, and other)	116	6,574	2,502	2,516	11,708	206
Transformation costs (general and administrative)	1,875	—	—	—	1,875	—
Total excluded items from continuing operations	18,573	23,526	21,180	30,393	93,672	32,037

Income from continuing operations before income taxes and excluding items	$25,692	$38,165	$42,988	$21,188	$128,033	$31,233
Income tax expense	6,167	9,036	10,732	3,947	29,882	7,371
Non-GAAP net earnings from continuing operations	$19,525	$29,129	$32,256	$17,241	$98,151	$23,862

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024

Non-GAAP earnings per share from continuing operations:
Basic	$0.29	$0.44	$0.49	$0.26	$1.48	$0.36
Diluted	$0.29	$0.43	$0.47	$0.25	$1.45	$0.35

Basic weighted average shares	66,497	66,284	65,961	66,323	66,266	66,621
Diluted weighted average shares, Non-GAAP	67,388	67,868	67,943	68,471	67,918	68,463

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the quarter ending	For the year ending
	September 30, 2024	March 31, 2025

		Low	High

GAAP income (loss) from operations	$(3,000)	$(2,000)	$2,000

Excluded items:
Purchased intangible asset amortization	$4,000	$14,000	$14,000
Non-cash stock compensation	29,000	113,000	113,000
Restructuring costs	1,000	2,000	2,000
Transformation costs	—
Total excluded items	$34,000	$129,000	$129,000

Non-GAAP income from operations	$31,000	$127,000	$131,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q1 FISCAL 2025 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and asset impairments. These items, as well as third party expenses associated with business acquisitions in the current year, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business and again during fiscal 2023 in response to macroeconomic conditions, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

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Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

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